UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2012

NEXEO SOLUTIONS HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-179870-02	27-4328676
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9303 New Trails Drive, Suite 400 The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (281) 297-0700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment No. 1 to Amended and Restated Credit Agreement

On November 29, 2012, Nexeo Solutions, LLC (the “Borrower”) entered into Amendment No. 1 to Amended and Restated Credit Agreement, among the Borrower, Nexeo Solutions Holdings, LLC (the “Company”), the ultimate parent of the Borrower, Nexeo Solutions Sub Holding Corp. (“Sub Holdings”), a wholly-owned subsidiary of the Company, Bank of America, N.A., as administrative agent and collateral agent (the “TLB Agent”), and the lenders party thereto (“Amendment No. 1”), which effectuated an amendment of the Amended and Restated Credit Agreement, dated October 16, 2012, among the Borrower, the Company, Sub Holdings, the TLB Agent and the lenders from time to time party thereto (the “Amended and Restated Credit Agreement”).

Pursuant to Amendment No. 1, the Amended and Restated Credit Agreement was revised such that the initial Excess Cash Flow (as such term is defined in the Amended and Restated Credit Agreement) mandatory prepayment shall occur after the fiscal year ended September 30, 2013 in respect of the two-year period commencing October 1, 2011 and ending September 30, 2013.

The foregoing description of Amendment No. 1 is a general description and is qualified in its entirety by reference to the full text of Amendment No. 1, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

10.1	Amendment No. 1 to Amended and Restated Credit Agreement, dated November 29, 2012, among Nexeo Solutions, LLC, Nexeo Solutions Holdings, LLC, Nexeo Solutions Sub Holding Corp., Bank of America, N.A., as administrative agent and collateral agent, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXEO SOLUTIONS HOLDINGS, LLC

By:	/s/ Michael B. Farnell, Jr.
Michael B. Farnell, Jr.
Executive Vice President and Chief Legal Officer

Dated: December 3, 2012

EXHIBIT DESCRIPTION

Exhibit	Description

10.1	Amendment No. 1 to Amended and Restated Credit Agreement, dated November 29, 2012, among Nexeo Solutions, LLC, Nexeo Solutions Holdings, LLC, Nexeo Solutions Sub Holding Corp., Bank of America, N.A., as administrative agent and collateral agent, and the lenders party thereto.